As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-251990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM F-1

ON

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact Name of Each Registrant as Specified in its Charter)

Ireland	4932	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

The Victorians

15-18 Earlsfort Terrace

Saint Kevin’s

Dublin 2, D02 YX28, Ireland

+353 1 920 1000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Connor Manning, Esq. Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 8, 2021, Fusion Fuel Green plc (“Parent” or “we,” “us,” “our” or similar terms) filed a registration statement on Form F-1 (File No. 333-251990), which also constituted post-effective amendment no. 1 on Form F-1 to the registration statement on Form F-4 (File No. 333-245052) (the “Form F-4”), with the Securities and Exchange Commission (the “SEC”). On January 26, 2021, we filed a pre-effective amendment no 1. thereto (the “registration statement”). The registration statement was declared effective on February 8, 2021.

This Post-Effective Amendment No. 2 to Form F-1 on Form F-3 is being filed by the registrant to convert the registration statement into a registration statement on Form F-3 and contains an updated prospectus relating to the securities that were registered for issuance and resale respectively in the registration statement.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the initial filing of the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2022

PROSPECTUS

FUSION FUEL GREEN PLC

10,402,636 CLASS A ORDINARY SHARES (for issuance)

10,759,133 CLASS A ORDINARY SHARES (for resale)

4,372,892 WARRANTS (for resale)

This prospectus relates to the following securities of Fusion Fuel Green plc, a public limited company incorporated in Ireland (“Parent” or “we,” “us,” “our” or similar terms): (a) the issuance by Parent of (i) an aggregate of 6,640,636 Class A ordinary shares of Parent (“Class A Ordinary Shares”) issuable upon the exercise of warrants of Parent (“Warrants”), each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of then-outstanding HL warrants (“Old HL Warrants”) upon the consummation of the business combination among Parent, HL Acquisitions Corp., and Fusion Welcome – Fuel, S.A. pursuant to the terms of the amended and restated business combination agreement dated as of August 25, 2020 (“Business Combination Agreement”) and (ii) 3,762,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued by Parent in private placements which Warrants are registered for resale hereunder, to the extent that such Warrants are transferred prior to their exercise (which we refer to herein as the “Transferred Warrants”), and (b) the resale by the selling securityholders named herein (the “Selling Securityholders”) of an aggregate of up to 4,372,892 Warrants (including up to 1,137,000 Warrants issuable upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement) and an aggregate of up to 10,759,133 Class A Ordinary Shares (including 40,000 Class A Ordinary Shares issuable to our non-employee directors pursuant to director appointment agreements, up to 4,372,892 Class A Ordinary Shares issuable upon the exercise of Warrants (including up to 1,137,000 Warrants issuable upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement), 2,125,000 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, and up to 1,137,000 Class A Ordinary Shares issuable upon the satisfaction of earnout conditions set forth in the Business Combination Agreement).

We are registering the offer and sale by the Selling Securityholders named herein of the Class A Ordinary Shares and Warrants to satisfy certain registration rights we have granted in favor of such Selling Securityholders. The Selling Securityholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information. We will not receive any proceeds from the sale or other disposition of our Ordinary Shares or Warrants by the Selling Securityholders. We will, however, receive up to $119,630,314 if all of the 10,402,636 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

Our Class A Ordinary Shares and Warrants are listed on the Nasdaq Global Market under the symbols “HTOO” and “HTOOW,” respectively.

Investing in our securities involves risks. See the section of this prospectus titled “Risk Factors”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2022.

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. You should read this prospectus together with the more detailed information regarding our company, our ordinary shares and warrants and our financial statements and the notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find Additional Information.” The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus, we use the terms “Parent,” “we,” “us,” “our” and similar terms to refer to Fusion Fuel Green plc, a public limited company incorporated in Ireland, formerly named Dolya Holdco 3 Limited and Fusion Fuel Green Limited, respectively.

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

 Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars.

History and Overview

We were incorporated in Ireland on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited. On July 14, 2020, we changed our name to Fusion Fuel Green Limited. On October 2, 2020, we converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green plc.” On December 10, 2020, we completed a business combination (the “Business Combination”) pursuant to the Business Combination Agreement, which we entered into on August 25, 2020, with HL, Fusion Fuel Portugal, Merger Sub, and the Fusion Fuel Shareholders. Pursuant to the Business Combination Agreement, the Transactions were consummated, including (i) the Merger and (ii) the Share Exchange, resulting in Fusion Fuel Portugal and HL becoming wholly-owned subsidiaries of ours and the securityholders of Fusion Fuel Portugal and HL becoming securityholders of our company. Immediately following the closing of the Transactions, we consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of 2,450,000 Class A Ordinary Shares for an aggregate investment of approximately $25.1 million. Following the Transactions, HL was dissolved.

Our mission is to produce hydrogen with zero carbon emissions, thereby contributing to a future of sustainable and affordable clean energy and the reversal of climate change. We produce green hydrogen with components built in-house and in partnership with MagP, an entity that is majority-owned by Fusion Fuel Portugal.

Our business plan includes the sale of technology to parties interested in generating green hydrogen at an attractive cost (including to natural gas networks, hydrogen refueling stations, ammonia producers, oil refineries, and other similar customers), the development of hydrogen plants to be operated by us and active management of the portfolio of such hydrogen plants as assets, and the sale of green hydrogen as an output in pre-defined high potential areas.

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Prior to the Transactions, Fusion Fuel Portugal was a subsidiary of Fusion Welcome, a European leader in concentrated photovoltaic technology or “CPV” technology. Since 2008, Fusion Welcome has installed over 20 solar CPV plants throughout Europe and the MENA (Middle East and North Africa) region, and over time became the leading CPV solar solution provider in Europe. The management team of Fusion Welcome also developed relationships with key stakeholders throughout the energy, regulatory, and commercial spheres. Recognizing the potential of green hydrogen, the management team of Fusion Welcome launched a subsidiary, Fusion Fuel Portugal, in July 2018, to begin R&D of an alternative to Brown and Grey Hydrogen, with the goal of minimizing the associated carbon footprint, and to provide a market solution for meeting emissions reduction targets.

Starting with the principle of recovering waste heat from the solar energy conversion process, Fusion Fuel Portugal began to explore possibilities to use this energy to generate green hydrogen. Fusion Fuel Portugal’s technology was independently validated by the technology department from Lisbon’s Instituto Superior de Técnico (the “University”). The University produced a study commissioned by GALP, a major Portuguese oil and gas multi-national company. The purpose of the study was to perform a technological assessment of the viability of Fusion Fuel Portugal’s Hydrogen Generator. The study found that the Hydrogen Generator’s system presented a “differentiating advantage” with its technology as it has the typical characteristics of a conventional PEM (polymer electrolyte membrane) electrolyzer, but with a reduced size that is compact and integrated in a concentrator photovoltaic system. The reduced size of the electrolyzer allows for thermal and electrical integration through solar concentration directly in the cell. In other similar technologies, the concentrator photovoltaic system is not conducted within the cell. The University study acknowledges that the Hydrogen Generator was built with all of the appropriate materials available on the market and that the integration of the solar photovoltaic concentration system with the HEVO (formerly referred to as the DC-PEHG) electrolyzer seems well achieved. Fusion Fuel Portugal did not commission or fund any portion of this study, nor did Fusion Fuel Portugal have any role in selecting the professor that conducted the study, and has obtained permission to use the results of the study.

Fusion Fuel is bringing its proprietary technology to the market after extensive production research and testing, including external green hydrogen purity testing by LAQV Requimte Laboratory to confirm it can be used for all major industrial purposes and targeted key markets. Fusion Fuel Portugal is currently developing its first green hydrogen plant in Evora, Portugal (“Evora”) with a total projected cost of approximately €4.5 million, as described further below in this section. The financing of the plant is expected to include a grant from the Portuguese Department of Energy, which Fusion Fuel Portugal applied for in August 2020 and is expecting to receive approval of the grant in the first quarter of 2022. In addition, Fusion Fuel has begun to seek to expand its business in Southern Europe, the Middle East and North Africa region, and Australia. Expansion to the United States is also under active consideration.

Corporate Information

Our principal office is located at The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s, Dublin 2, D02 YX28, Ireland, and our telephone number is +353 1 920 1000. Our registered office is located at The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s, Dublin 2, D02 YX28, Ireland. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.fusion-fuel.eu. The information on our website shall not be deemed part of this prospectus.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

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We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three-year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Irish) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Irish corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 53.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 7.

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SUMMARY OF THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Securities” section of this prospectus contains a more detailed description of our securities.

Securities Offered Hereby:	An aggregate of 10,402,636 Class A Ordinary Shares for issuance by Parent and an aggregate of 10,759,133 Class A Ordinary Shares and 4,372,892 Warrants for resale by the Selling Securityholders are offered hereby, comprising:

	(a)	the issuance by Parent of:

		(i)	6,640,636 Class A Ordinary Shares issuable upon the exercise of Warrants, each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4 filed by the parties in connection with the Business Combination (“Form F-4”); and

		(ii)	up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants; and

	(b)	the resale by the Selling Securityholders named herein of:

		(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

		(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

		(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

		(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

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	(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

	(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

	(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

	(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

Class A Ordinary Shares Outstanding:	As of the date of this prospectus, there are an aggregate of 10,998,722 Class A Ordinary Shares outstanding. Such amount includes an aggregate of 3,084,241 Class A Ordinary Shares being registered for resale hereunder, including (i) 2,450,000 Class A Ordinary Shares issued in the PIPE and (ii) 634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz in the Merger.

Warrants Outstanding:	As of the date of this prospectus, there are an aggregate of 8,869,633 Warrants outstanding. Such amount includes an aggregate of 3,235,892 Warrants being registered for resale hereunder, including (i) 500,000 Warrants held by certain Selling Securityholders which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger, (ii) 2,125,000 Warrants issued in connection with the Share Exchange, and (iii) 610,892 Warrants held by Jeffrey E. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants.

Use of Proceeds:	The securities sold for resale under this prospectus will be sold or otherwise disposed of for the account of the Selling Securityholders, or their pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Securityholders. We will, however, receive up to $119,630,314 if all of the 10,402,636 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

Risk Factors:	You should carefully consider all of the information contained in, and incorporated by reference into, this prospectus, and in particular, you should evaluate the specific risks set forth under “Risk Factors,” below.

Nasdaq Global Market Symbols:	Class A Ordinary Shares: HTOO Warrants: HTOOW

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 Summary of Risk Factors:

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	Resales of our Class A Ordinary Shares or Warrants may cause the market price of the Class A Ordinary Shares or Warrants to drop significantly, even if Fusion Fuel’s business is doing well.
•	A substantial number of Class A Ordinary Shares may be issued upon the exercise of Warrants or the conversion of the Class B Ordinary Shares, which may adversely affect the price of Class A Ordinary Shares.
•	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A Ordinary Shares may view as beneficial.
•	We may issue additional Class A Ordinary Shares or other equity securities without seeking shareholder approval, which would dilute your ownership interests and may depress the market price of the Class A Ordinary Shares.
•	If the Class A Ordinary Shares or Warrants are de-listed from Nasdaq, we could face significant material adverse consequences.
•	An active trading market of the Class A Ordinary Shares and Warrants may not be sustained and investors may not be able to resell their Class A Ordinary Shares and Warrants at or above the price for which they purchased such securities.
•	Because we currently do not have plans to pay cash dividends on the Class A Ordinary Shares, you may not receive any return on investment unless you sell your Class A Ordinary Shares for a price greater than that which you paid.
•	The hydrogen production industry is an emerging market and hydrogen production may not receive widespread market acceptance.
•	The economic benefits to our customers of our Hydrogen Generators over competitor products depend on the cost of electricity available from alternative sources including local electric utility companies, which cost structure is subject to change.
•	We will depend on a concentration of anchor customers for the majority of our revenues and the loss of any such customers could adversely affect our business, financial condition, results of operations and cash flows.
•	Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner and cannot guarantee that our production partners ramp up in time.
•	The performance of our Hydrogen Generators may be affected by field conditions and other factors outside of our control, which could result in harm to our business and financial results.
•	Fusion Fuel’s products create a flammable fuel that is an inherently dangerous substance. If our Hydrogen Generators contain manufacturing defects, our business and financial results could be harmed.
•	If our estimates of the useful life for our Hydrogen Generators are inaccurate or we do not meet service and performance warranties and guaranties, or if we fail to accrue adequate warranty and guaranty reserves, our business and financial results could be harmed.
•	Any significant disruption in the operations at our or MagP’s manufacturing facilities could delay the production of our Hydrogen Generators, which would harm our business and results of operations.
•	The failure of our suppliers to continue to deliver necessary raw materials or other components of our Hydrogen Generators in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could prevent us from delivering our products within required time frames, impair our ability to manufacture our products, could increase our costs of production and could cause installation delays, cancellations, penalty payments, and damage to our reputation.
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•	We face supply chain competition, including competition from businesses in other industries, which could result in insufficient inventory and negatively affect our results of operations. Further, we, and some of our suppliers, obtain capital equipment used in our manufacturing process from sole suppliers and, if this equipment is damaged or otherwise unavailable, our ability to deliver our Hydrogen Generators on time will suffer.
•	Fusion Fuel’s business plan leverages Portugal’s Hydrogen Strategy and Portugal’s investment in a Green Hydrogen economy. If there are any delays in the rollout of legislation or changes to Portugal’s Hydrogen Strategy, this could materially impact our business Further, any disruption to or elimination of Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production in could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.
•	We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in the delivery and installation of our Hydrogen Generators.
•	We may become subject to product liability claims which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.
•	Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, either of which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.
•	Fusion Fuel’s ability to generate revenues is substantially dependent upon it entering into satisfactory hydrogen purchase agreements with third parties.
•	If Fusion Fuel does not retain its senior management and key employees, or attract and retain additional talent, Parent may not be able to grow or achieve its business objectives.
•	Parent expects to experience foreign currency gains and losses. Fluctuations in currency exchange rates can adversely affect its profitability.
•	A transfer of Class A Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depositary Trust Company, may be subject to Irish stamp duty.
•	An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences.
•	Attempted takeovers of Parent will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.
•	Investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited, because Parent is formed under Irish law.
•	The ongoing COVID-19 pandemic may adversely affect Parent’s business, results of operations, and financial condition.
•	As a foreign private issuer, we are exempt from a number of rules under the Exchange Act, we are permitted to file less information with the SEC than domestic companies, and we will be permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning us than there is for issuers that are not foreign private issuers.
•	Parent is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Class A Ordinary Shares less attractive to investors.

RISK FACTORS

An investment in our securities involves a high degree of risk. The value of your investment will be subject to the significant risks affecting us and inherent in the Green Hydrogen industry and the Portuguese market. Before investing in us, you should carefully consider the risks and uncertainties described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our securities could decline, and you could lose all or a part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	the length and severity of the COVID-19 pandemic, including its impact on our business and on demand, project development, construction, operations, and maintenance, finance, and our global supply chains, actions that may be taken by governmental authorities to contain the outbreak or treat its impacts, and the ability of our customers, suppliers, vendors, and other counterparties to fulfill their contractual obligations to us; and

●	the assumptions underlying or related to any of the foregoing.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

8

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities under this prospectus. We will, however, receive up to $119,630,314 if all of the 10,402,636 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder. We expect to use proceeds received from the exercise of the Warrants, if any, for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

This prospectus covers the public resale of our Class A Ordinary Shares and Warrants (including the Class A Ordinary Shares issuable upon exercise of Warrants and conversion of our Class B Ordinary Shares) owned by the Selling Securityholders referred to below. Such Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Class A Ordinary Shares and/or Warrants owned by them. The Selling Securityholders, however, make no representations that the Class A Ordinary Shares and/or Warrants will be offered for sale. The table below presents information regarding the Selling Securityholders and the Class A Ordinary Shares and/or Warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name and address of each selling securityholder, and the nature of any position, office, or other material relationship between the selling securityholder and Parent;

●	the number of Class A Ordinary Shares and/or Warrants beneficially owned by each selling securityholder prior to the sale of the Class A Ordinary Shares and/or Warrants covered by this prospectus;

●	the number of Class A Ordinary Shares and/or Warrants that may be offered for resale by each selling securityholder pursuant to this prospectus;

●	the number of Class A Ordinary Shares and/or Warrants to be beneficially owned by each selling securityholder following the sale of any Class A Ordinary Shares and/or Warrants covered by this prospectus; and

●	the percentage of our issued and outstanding Class A Ordinary Shares to be owned by each selling securityholder before and after the sale of the Class A Ordinary Shares covered by this prospectus.

The securities offered for resale by the Selling Securityholders hereunder include:

(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

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(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

All information with respect to ownership of our Class A Ordinary Shares and Warrants of the Selling Securityholders has been furnished by or on behalf of the Selling Securityholders and, unless otherwise indicated, is furnished as of January 7, 2021. Based on information supplied by the Selling Securityholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Selling Securityholders have sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by them.

Because the Selling Securityholders may sell, transfer or otherwise dispose of all, some or none of the Class A Ordinary Shares and/or Warrants covered by this prospectus, we cannot determine the number of such Class A Ordinary Shares and/or Warrants that will be sold, transferred or otherwise disposed of by the Selling Securityholders, or the amount or percentage of Class A Ordinary Shares and/or Warrants that will be held by the Selling Securityholders upon termination of any particular offering or sale, if any. The Selling Securityholders make no representations, however, that they will sell, transfer or otherwise dispose of any Class A Ordinary Shares and/or Warrants in any particular offering or sale. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares and/or Warrants they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the Selling Securityholders will sell all of the Class A Ordinary Shares and Warrants owned beneficially by them that are covered by this prospectus, but will not sell any other Class A Ordinary Shares and/or Warrants that they presently own.

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Unless otherwise indicated, the business address of each selling securityholder is c/o Fusion Fuel Green PLC, The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s, Dublin 2, D02 YX28, Ireland.

		Before the Offering					To be Offered		After the Offering
Selling Securityholder		Number of Class A Ordinary Shares Beneficially Owned before this Offering (1)	Percentage of Class A Ordinary Shares Beneficially Owned before this Offering (2)	Number of Warrants Beneficially Owned before this Offering (1)	Number of Class B Ordinary Shares Beneficially Owned before this Offering (1)	Percentage of Total Voting Power Beneficially Owned before this Offering (3)	Maximum Number of Class A Ordinary Shares Offered for Resale Pursuant to this Offering	Maximum Number of Warrants Offered for Resale Pursuant to this Offering	Number of Class A Ordinary Shares Beneficially Owned after this Offering (1) (4)	Number of Warrants Beneficially Owned after this Offering (1) (4)	Number of Class B Ordinary Shares Beneficially Owned after this Offering (1) (4)	Percentage of Class A Ordinary Shares Beneficially Owned after this Offering (2)	Percentage of Total Voting Power Beneficially Owned after this Offering (3)
Jeffrey E. Schwarz	(5)	1,560,133	13.54%	910,892	0	11.43%	1,560,133	910,892	0	0	0	0.00%	0.00%
Jeffrey Schwarz Children’s Trust	(6)	587,041	5.32%	447,077	0	4.46%	160,000	160,000	427,041	287,077	0	3.93%	3.28%
Benjamin Schwarz	(7)	90,000	*	40,000	0	*	40,000	40,000	50,000	0	0	*	*
João Teixeira Wahnon	(8)	730,000	6.45%	365,000	80,750	5.46%	730,000	365,000	0	0	0	0.00%	0.00%
Frederico Figueira de Chaves	(9)	996,944	8.61%	490,375	206,125	7.39%	996,944	490,375	0	0	0	0.00%	0.00%
Jaime Silva	(10)	895,750	7.80%	447,875	163,625	6.66%	895,750	447,875	0	0	0	0.00%	0.00%
Vicente Falcão e Cunha	(11)	161,500	1.52%	80,750	80,750	1.27%	730,000	365,000	0	0	0	0.00%	0.00%
Fusion Welcome, S.A.	(12)	3,187,500	23.13%	1,593,750	1,593,750	22.27%	3,187,500	1,593,750	0	0	0	0.00%	0.00%
Alla Jezmir	(13)	10,000	*	0	0	*	10,000	0	0	0	0	0.00%	0.00%
Rune Magnus Lundetrae	(14)	26,880	*	0	0	*	10,000	0	16,880	0	0	*	*
António Augusto Gutierrez Sá da Costa	(15)	5,000	*	0	0	*	5,000	0	0	0	0	0.00%	0.00%
Active Pro AS	(16)	8,000	*	0	0	*	8,000	0	0	0	0	0.00%	0.00%
Altitude Capital AS	(17)	54,000	*	0	0	*	54,000	0	0	0	0	0.00%	0.00%
Apollo Asset Ltd.	(18)	156,500	1.48%	0	0	1.23%	156,500	0	0	0	0	0.00%	0.00%
Awilco AS	(19)	14,000	*	0	0	*	14,000	0	0	0	0	0.00%	0.00%
Benestad Eiendom AS	(20)	7,500	*	0	0	*	7,500	0	0	0	0	0.00%	0.00%
Henrik A. Christensen	(21)	12,000	*	0	0	*	12,000	0	0	0	0	0.00%	0.00%
Coeli Sicav I - Energy Transition	(22)	50,500	*	0	0	*	50,500	0	0	0	0	0.00%	0.00%
Compass Capital AS	(23)	13,500	*	0	0	*	13,500	0	0	0	0	0.00%	0.00%
Delphi Global	(24)	225,500	2.13%	0	0	1.77%	225,500	0	0	0	0	0.00%	0.00%
Mr. Jakob Hatteland	(25)	52,500	*	0	0	*	52,500	0	0	0	0	0.00%	0.00%
First Globalt Fokus	(26)	50,500	*	0	0	*	50,500	0	0	0	0	0.00%	0.00%
Helikon Investments Limited	(27)	1,421,334	13.40%	15,428	0	11.16%	878,000	0	543.334	15,428	0	5.72%	4.67%
Klaveness Marine Finance AS	(28)	87,500	*	0	0	*	87,500	0	0	0	0	0.00%	0.00%
Lansdowne Partners (UK) LLP	(29)	235,500	2.22%	0	0	1.85%	235,500	0	0	0	0	0.00%	0.00%
MAK Capital One LLC	(30)	101,000	*	0	0	*	101,000	0	0	0	0	0.00%	0.00%
Orca Capital GmbH	(31)	48,500	*	0	0	*	48,500	0	0	0	0	0.00%	0.00%
Orinoco AS	(32)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Pescara Invest AS	(33)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Øyvind Rafto	(34)	15,000	*	0	0	*	15,000	0	0	0	0	0.00%	0.00%
Selaco AS	(35)	8,500	*	0	0	*	8,500	0	0	0	0	0.00%	0.00%
Sierra Global Management LLC	(36)	47,000	*	0	0	*	47,000	0	0	0	0	0.00%	0.00%
Silvercoin Industries AS	(37)	22,500	*	0	0	*	22,500	0	0	0	0	0.00%	0.00%
Skeie Alpha Invest AS	(38)	13,500	*	0	0	*	13,500	0	0	0	0	0.00%	0.00%
Sniptind Invest AS	(39)	27,000	*	0	0	*	27,000	0	0	0	0	0.00%	0.00%
Kristofer Solvang	(40)	20,000	*	0	0	*	20,000	0	0	0	0	0.00%	0.00%
Songa Trading Inc.	(41)	67,500	*	0	0	*	67,500	0	0	0	0	0.00%	0.00%
Rune Sørensen	(42)	8,000	*	0	0	*	8,000	0	0	0	0	0.00%	0.00%
Storfjell AS	(43)	10,000	*	0	0	*	10,000	0	0	0	0	0.00%	0.00%
Tigerstaden AS	(44)	50,000	*	0	0	*	50,000	0	0	0	0	0.00%	0.00%
Trapesa AS	(45)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Trium Capital Managers Ltd.	(46)	47,500	*	0	0	*	47,500	0	0	0	0	0.00%	0.00%
Uthalden AS	(47)	67,500	*	0	0	*	67,500	0	0	0	0	0.00%	0.00%

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*	Less than 1%

(1)	Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Accordingly, includes Class A Ordinary Shares issuable upon the exercise of Warrants, Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, Class A Ordinary Shares and Warrants issuable upon the satisfaction of earnout conditions set forth in the Business Combination Agreement (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors.

(2)	Percentage of Class A Ordinary Shares outstanding is based on 10,998,722 Class A Ordinary Shares outstanding as of December 31, 2021, plus, in the case of each selling securityholder, the Class A Ordinary Shares issuable upon the exercise of Warrants and upon the conversion of Class B Ordinary Shares, and the Class A Ordinary Shares issuable upon the satisfaction of earnout conditions (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors, as applicable, but not including Class A Ordinary Shares issuable to any other person.

(3)	Percentage of total voting power outstanding before the offering is based on 13,123,722 ordinary shares outstanding as of December 31, 2021 (representing 10,998,722 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares), plus, in the case of each selling securityholder, Class A Ordinary Shares issuable upon the exercise of Warrants and the Class A Ordinary Shares issuable upon the satisfaction of earnout conditions (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors, as applicable, but not including Class A Ordinary Shares issuable to any other person.

(4)	Assumes all Class A Ordinary Shares and Warrants offered hereunder are sold.

(5)	Jeffrey Schwarz is the Chairman of the Board of Parent and the father of Benjamin Schwarz. Includes 910,892 Class A Ordinary Shares underlying Warrants and 15,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Schwarz. Does not include shares held by Wendy Schwarz, Benjamin Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz’s children, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein. Mr. Schwarz may be deemed to be an underwriter of our securities pursuant to Rule 145(c).

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(6)	The business address of the Jeffrey Schwarz Children’s Trust is 4142 Trenton Ave, Hollywood, FL 33026. Craig Frank is the trustee of the Jeffrey Schwarz Children’s Trust and holds voting and dispositive power over the securities held thereby. Mr. Frank disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Includes 447,077 Class A Ordinary Shares underlying Warrants.

(7)

Benjamin Schwarz is Head of Investor Relations of Parent and the adult son of Jeffrey Schwarz. Includes 40,000 Class A Ordinary Shares underlying Warrants. Does not include shares held by Wendy Schwarz, Jeffrey Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz and his sister, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(8)	Mr. Teixeira Wahnon is the Chief of Business Development and a Director of Parent. Represents securities held by Numberbubble, S.A., an entity controlled by Mr. Teixeira Wahnon. Mr. Teixeira Wahnon disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Teixeira Wahnon and Numberbubble, S.A. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(9)	Mr. Figueira de Chaves is the Chief Financial Officer and a Director of Parent. Represents securities held by Key Family Holding Investimentos e Consultoria de Gestão, Lda. (“KFH”), an entity jointly owned and controlled by Mr. Figueira de Chaves and his brother. Mr. Figueira de Chaves disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 206,125 Class A Ordinary Shares underlying Warrants, 206,125 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Figueira de Chaves and KFH may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(10)	Mr. Silva is the Chief Technology Officer and a Director of Parent. Represents securities held by Magno Efeito, S.A., an entity jointly controlled by Mr. Silva and Márcia Vicente, Mr. Silva’s wife. Mr. Silva disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 163,625 Class A Ordinary Shares underlying Warrants, 163,625 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Silva and Magno Efeito, S.A. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(11)	Represents securities held by Falcfive, Lda. Mr. Falcão e Cunha is the sole director of this entity and has sole voting and dispositive control over the portfolio securities of Falcfive, Lda. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Falcão e Cunha and Falcfive Lda. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(12)	Represents securities held by Fusion Welcome, S.A. There are four shareholders of Fusion Welcome, S.A., none of which has voting or dispositive control over the securities held thereby. The voting and dispositive decisions regarding the portfolio securities of Fusion Welcome, S.A. require unanimous approval of shareholders of Fusion Welcome, S.A. The business address of Fusion Welcome, S.A. is Rua da Fábrica S/N, Almargem do Bispo, Portugal. Includes 1,593,750 Class A Ordinary Shares underlying Warrants and 1,593,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares. Fusion Welcome, S.A. may be deemed to be an underwriter of our securities pursuant to Rule 145(c).

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(13)	Ms. Jezmir is a Director of Parent. Includes 10,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Ms. Jezmir.

(14)	Mr. Lundetrae is a Director of Parent. Includes 10,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Lundetrae.

(15)	Mr. Gutierrez Sá da Costa is a Director of Parent. Includes 5,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Gutierrez Sá da Costa.

(16)	The principal business address of Active Pro AS is Sparavollen 88, N-3021 Drammen, Norway. Mr. Marius Horgen has investment power over the shares held by this entity.

(17)	The principal business address of Altitude Capital AS is Olav Selvaags plass 5, N-0787 Oslo, Norway. Mr. Grunde Eriksen has investment power over the shares held by this entity.

(18)	The principal business address of Apollo Asset Ltd. is Tour Odeon, 34 Avenue d’Annonciade, Monaco MC-98000. Mr. Arne H. Fredly has investment power over the shares held by this entity.

(19)	The principal business address of Awilco AS is Beddingen 8, N-0250 Oslo, Norway. Mr. Jens-Julius Nygaard has investment power over the shares held by this entity.

(20)	The principal business address of Benestad Eiendom AS is Nedre Storgate 46, N-3015 Drammen, Norway. Mr. Harald Benestad has investment power over the shares held by this entity.

(21)	Mr. Christensen’s address is Apalveien 20, N-0371 Oslo, Norway.

(22)	The principal business address of Coeli Sicav I – Energy Transition (“Coeli Sicav”) is 11-13 Boulevard de la Foire, Luxembourg L-1528. Coeli Asset Management AB is the investment manager of Coeli Sicav. Mr. Vidar Kalvøy is the portfolio manager and has investment power over the shares held by Coeli Sicav.

(23)	The principal business address of Compass Capital AS is Haakon VIIs gate 1, N-0161 Oslo, Norway. Mr. Jan R. Naess has investment power over the shares held by this entity.

(24)	The principal business address of Delphi Global is c/o Storebrand Asset Management, Professor Kohts vei 9, N-1327 Lysaker, Norway. Storebrand Asset Management manages Delphi Global and Mr. Tian Tollefsen is the portfolio manager and has investment power over the shares held by this entity.

(25)	Represents (i) 15,000 Class A Ordinary Shares held by Elhatt AS, (ii) 18,750 Class A Ordinary Shares held by Jahatt AS, and (iii) 18,750 Class A Ordinary Shares held by Jakob Hatteland Holding AS. Mr. Jakob Hatteland has investment power over the shares held by each such entity. Mr. Hatteland disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein. The principal business address of Mr. Hatteland is Stokkastrandvegen 257, N-5578 Nedre Vats, Norway.

(26)	The principal business address of First Globalt Fokus is Munkedamsveien 45E, N-0250 Oslo, Norway. Mr. Nicholas Salbu has investment power over the shares held by this entity.

(27)	The principal business address of Helikon Investments Limited is 105 Jermyn Street, London SW1Y 6EE, United Kingdom. Includes 878,000 Class A Ordinary Shares purchased by Helikon Investments Limited on behalf of Helikon Long Short Equity Fund Master ICAV (the “Fund”) as part of the PIPE Investment. Also includes 15,428 Class A Ordinary Shares underlying Warrants. Helikon Investments Limited is the investment manager of the Fund. Helikon Investments Limited is controlled by Frederico Riggio.

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(28)	The principal business address of Klaveness Marine Finance AS is Harbitzalléen 2A, N-0275 Oslo, Norway. Mr. Henrik Romero Falch has investment power over the shares held by this entity.

(29)	The principal business address of Lansdowne Partners (UK) LLP is 15 Davies Street, London W1K 3AG, United Kingdom. Per Lekander has investment power over the shares held by this entity.

(30)	The principal business address of MAK Capital One LLC is 590 Madison Avenue, 24th Floor, New York, NY 10022. Michael Kaufman has investment power over the shares held by this entity.

(31)	The principal business address of Orca Capital GmbH is Sperl-Ring 2, 85276 Hettenhausen, Germany. Mr. Thomas Koenig has investment power over the shares held by this entity.

(32)	The principal business address of Orinoco AS is Tennisveien 4C, N-0777 Oslo, Norway. Mr. Nicolas Brun-Lie has investment power over the shares held by this entity.

(33)	The principal business address of Pescara Invest AS is Tjuvholmen Allé 3, N-0252 Oslo, Norway. Mr. Geir Moe is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(34)	The principal business address of Mr. Øyvind Rafto is P.O. Box 1440, N-0115 Oslo, Norway.

(35)	The principal business address of Selaco AS is N-4053 Raege, Norway. Mr. Mr. Svend Egil Larsen is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(36)	The principal business address of Sierra Global Management LLC is 135 E. 57th St, 11th Floor, New York, NY 10022. Mr. Charles Michaels has investment power over the shares held by this entity.

(37)	The principal business address of Silvercoin Industries AS is Tyrihjellveien 27, N-1639 Gamle Fredrikstad, Norway. Mr. Haakon Saeter has investment power over the shares held by this entity.

(38)	The principal business address of Skeie Alpha Invest AS is Olav V’s gt 6, N-0161 Oslo, Norway. Mr. Ove Lande has investment power over the shares held by this entity.

(39)	The principal business address of Sniptind Invest AS is Skoginspektør Nilsensv, 20, N-6022 Mo i Rana, Norway. Mr. Harald Hjorthen has investment power over the shares held by this entity.

(40)	Mr. Solvang’s address is Østre Holmensvingen 3, N-0744 Oslo, Norway.

(41)	The principal business address of Songa Trading Inc. is Haakon VII’s gt 1, N-0161 Oslo, Norway. Mr. Arne Blystad has investment power over the shares held by this entity.

(42)	Mr. Sørensen’s address is Plahteskogen 14C, N-1363 Høvik, Norway.

(43)	The principal business address of Storfjell AS is Konglungveien 28B, N-1392 Vettre, Norway. Mr. Staale Rodahl is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(44)	The principal business address of Tigerstaden AS is Olav Vs gate 5, N-0161 Oslo, Norway. Mr. Ketil Skorstad has investment power over the shares held by this entity.

(45)	The principal business address of Trapesa AS is Bloksbergstien 5, N-1394 Nesbru, Norway. Mr. Snorre Øverland has investment power over the shares held by this entity.

(46)	The principal business address of Trium Capital Managers Ltd. is 60 Gresham Street, London EC2V 7BB, United Kingdom. David Bamber has investment power over the shares held by this entity.

(47)	The principal business address of Uthalden AS is Huk Aveny 19, N-0287 Oslo, Norway. Mr. Harald Moraeus-Hanssen has investment power over the shares held by this entity.

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Material Relationships with Selling Securityholders

Positions with Parent

Jeffrey Schwarz, Alla Jezmir, Rune Magnus Lundetrae, and António Augusto Gutierrez Sá da Costa are non-employee directors of Parent. João Teixeira Wahnon, Frederico Figueira de Chaves, and Jaime Silva are executive employees and directors of Parent. Each of the foregoing persons are parties to an indemnification agreement with Parent providing indemnification to the fullest extent permitted by law.

Amended and Restated Registration Rights Agreement

On December 10, 2020, Parent entered into an Amended and Restated Registration Rights Agreement (“Amended and Restated Registration Rights Agreement”) with certain securityholders, including Jeffrey Schwarz, the Jeffrey Schwarz Children’s Trust, Benjamin Schwarz, Numberbubble, S.A., Key Family Holding Investimentos e Consultoria de Gestão, Lda., Magno Efeito, S.A., Falcfive, Lda., Fusion Welcome, S.A., Alla Jezmir, Rune Magnus Lundetrae, and António Augusto Gutierrez Sá da Costa, who are each Selling Securityholders named herein. The Amended and Restated Registration Rights Agreement provides such persons with certain demand registration rights and piggy-back registration rights with respect to registration statements filed by Parent.

Amended and Restated Stock Escrow Agreement

On December 10, 2020, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, Parent entered into an amended and restated stock escrow agreement (“Amended and Restated Stock Escrow Agreement”) with HL, certain initial shareholders of HL, including Jeffrey Schwarz and the Jeffrey Schwarz Children’s Trust, and Continental Stock Transfer and Trust Company, as escrow agent (“Continental”), pursuant to which Parent became a party to the existing escrow agreement among HL, its initial shareholders, and Continental, and all references to securities of HL became references to Parent’s securities. Pursuant to the Amended and Restated Stock Escrow Agreement, certain Class A Ordinary Shares (“Escrow Shares”) beneficially owned by the shareholders party thereto will be held in escrow until (i) with respect to 50% of the Escrow Shares, the earlier of (x) December 10, 2021 and (y) the date on which the closing price of the Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing from December 10, 2020 and (ii) with respect to the remaining 50% of the Escrow Shares, December 10, 2021.

Transfer Restrictions

The Business Combination Agreement includes an agreement of the former Fusion Fuel Shareholders, pursuant to which they agreed not to transfer the Class B Ordinary Shares received by them in connection with the Share Exchange or the Class A Ordinary Shares issuable upon satisfaction of the earnout conditions or issuable upon the exercise of Warrants (if issued prior to the end of the following periods), except to certain permitted transferees, for a period ending on December 10, 2021, or earlier if Parent consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Indemnification Escrow Agreement

The Business Combination Agreement provides for mutual indemnification by HL and the Fusion Fuel Shareholders for breaches of their respective representations, warranties, and covenants. Claims for indemnification may be asserted once damages exceed a €750,000 threshold and will be reimbursable to the full extent of the damages in excess of such threshold. Claims for indemnification must be brought before the tenth business day after Parent files its annual report for the fiscal year ending December 31, 2021. To provide a source of funds for the Fusion Fuel Shareholders’ indemnification of HL, on December 10, 2020, the Fusion Fuel Shareholders entered into an indemnification escrow agreement with Parent HL, Fusion Fuel, Continental, as escrow agent, and the other parties thereto, pursuant to which an aggregate of 212,500 Class B Ordinary Shares issued to the Fusion Fuel Shareholders in the Transactions was placed into escrow.

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PIPE Subscription Agreements

As of August 25, 2020, Parent entered into subscription agreements with the PIPE Investors providing for the sale by Parent in a private placement of an aggregate of 2,450,000 Class A Ordinary Shares for gross proceeds to Parent of approximately $25.1 million. The subscription agreements require Parent to file a registration statement registering the resale by the PIPE Investors of the Class A Ordinary Shares issued pursuant to the subscription agreements as soon as reasonably practicable but in no event later than 30 days following the closing of the Transactions, and to use best efforts to have the registration statement declared effective as promptly as practicable thereafter. This Registration Statement is being filed by Parent in satisfaction of that obligation.

Withholding for Irish Taxes: Parent is obligated to issue an aggregate of 40,000 Class A Ordinary Shares to its non-executive directors pursuant to director appointment agreements between Parent and each non-executive director, which shares are registered for resale hereunder. When such shares are issued, Parent may withhold a portion of the shares, with the intention of selling the shares withheld in the open market to satisfy all or a portion of such directors’ Irish income tax and, where applicable, social security obligations.

PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus.

The Selling Securityholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through short sales;

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•	in sales pursuant to Rule 144;

•	by broker-dealers that may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the Selling Securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Securityholders may also sell the securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be Selling Securityholders for purposes of this prospectus.

The Selling Securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Securityholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement for the insider securities and unit purchase option securities, or such Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus or we may be entitled to contribution.

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DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of Parent includes a summary of specified provisions of Parent’s Memorandum and Articles of Association (“M&A”). This description is qualified by reference to Parent’s M&A filed as an exhibit to this Annual Report and incorporated herein by reference.

General

Parent is a public limited company organized and existing under the laws of Ireland. Parent was formed on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, Parent effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, Parent converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC”. Parent’s affairs are governed by Parent’s M&A, the Irish Companies Act, and the corporate law of Ireland.

Ordinary Shares

General. The issued and paid-up share capital of Parent is $116,925,589 representing 10,993,772 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares (collectively “Parent Ordinary Shares”). In addition, Parent holds €25,000 worth of deferred ordinary shares in Parent as treasury shares.

Dividends. The holders of Parent Ordinary Shares are entitled to such dividends as may be declared by Parent’s board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Class A Ordinary Share and each Class B Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of Parent. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Parent Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Class A Ordinary Shares and Class B Ordinary Shares (for as long as there are any Class B Ordinary Shares outstanding) shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to Parent’s M&A to be in effect assuming approval of all of the charter proposals and upon consummation of the Transactions.

Additionally, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares continue to be beneficially owned by the former Fusion Fuel Shareholders, the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares shall be required before Parent can carry out any of the following actions:

●	liquidate, dissolve, or wind-up the business and affairs of Parent;

●	effect any merger or consolidation in which Parent is a constituent party or a subsidiary of Parent is a constituent party if Parent issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving Parent or a subsidiary in which the shares of capital stock of Parent outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

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●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by Parent or any subsidiary of Parent of all or substantially all the assets of Parent and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Parent if substantially all of the assets of Parent and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Parent;

●	permit the sale of all or substantially all of the Class A Ordinary Shares and Class B Ordinary Shares to an independent third party or group;

●	amend, alter, or repeal any provisions of Parent’s M&A;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of Parent;

●	expand or otherwise alter the size of the board of directors of Parent or Fusion Fuel Portugal; and

●	remove any member of the board of directors of Fusion Fuel Portugal.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Amended Stock Escrow Agreement, and as otherwise set forth in the Business Combination Agreement, and the lock-up restrictions contained in the Business Combination Agreement with respect to the Parent securities issued to the former Fusion Fuel Shareholders in the Share Exchange and the lock-up restrictions applicable to shares issued to directors as part of their compensation, and subject to any further restrictions contained in Parent’s M&A and the Irish Companies Act, any Parent shareholder may transfer all or any of his or her Parent Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by Parent’s board of directors.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Parent Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If Parent’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Parent’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of Parent. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with Parent’s M&A and the Irish Companies Act. Unanimous consent of the holders of the Class A Ordinary Shares and the Class B Ordinary Shares (for as long as there are any Class B Ordinary Shares outstanding) shall be required before the shareholders may act by way of written resolution without a meeting.

Warrants

General. An aggregate of 8,869,633 Warrants are currently outstanding. Warrants that were automatically adjusted pursuant to the terms of the Old HL Warrants issued to certain former shareholders of HL in private placements prior to HL’s initial public offering, Warrants that were automatically adjusted pursuant to the terms of the Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger, and Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case until transferred to a third party, (i) will not be redeemable by Parent, (ii) may be exercised for cash or on a cashless basis at the holder’s option as long as such warrants are held by the initial holders or their affiliates or permitted transferees, and (iii) are subject to a lockup for a period of 12 months from the closing of the Transactions.

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Exercisability. Each Warrant entitles the registered holder to purchase one Class A Ordinary Share.

Exercise Price. $11.50 per share, subject to adjustment.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Class A Ordinary Shares at a price below the Warrant exercise price.

Exercise Period. The Warrants are exercisable at any time and from time to time until 5:00 p.m., New York City time on December 10, 2025, or earlier upon their redemption.

No Warrants will be exercisable for cash unless Parent has an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, in certain circumstances described in more detail in the Amended and Restated Warrant Agreement, Warrant holders may exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the trading day prior to the date of exercise.

Parent has agreed to use its best efforts to file and have an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants, to maintain a current prospectus relating to those Class A Ordinary Shares until the earlier of the date the Warrants expire or are redeemed and the date on which all of the Warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. However, there is no assurance that Parent will be able to do so and, if Parent does not maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants for cash and Parent will not be required to net cash settle or cash settle the Warrant exercise.

Redemption of Warrants. Parent may call the Warrants for redemption (excluding (i) certain Old HL Warrants issued to the former shareholders of HL in private placements prior to HL’s initial public offering which were automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, (ii) certain Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger and which were subsequently automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, and (iii) certain Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case, so long as such Warrants are held by such persons or their affiliates and certain permitted transferees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time after the Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such Warrants.

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The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If Parent calls the Warrants for redemption as described above, Parent’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Registered Form. The Warrants will be held in registered form under the Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Parent. The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

Manner of Exercise. The Warrants may be exercised upon surrender of the holder’s Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Parent, for the number of Warrants being exercised.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise its Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Class A Ordinary Shares outstanding.

No Rights as a Shareholder. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Class A Ordinary Share held of record on all matters to be voted on by holders of Class A Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, Parent will, upon exercise, round up to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

Transfer Agent and Registrar

Parent’s transfer agent and warrant agent is Continental Stock Transfer & Trust Company. Parent’s registrar is Link Group.

Listing

The Class A Ordinary Shares and Warrants are listed on the Nasdaq Global Market under the symbols “HTOO” and “HTOOW”, respectively.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Fusion Fuels’ M&A, subject to the provisions of and so far as may be permitted by the Companies Act, every person who is or was a director, officer or employee of Fusion Fuel, and each person who is or was serving at the request of Fusion Fuel as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Fusion Fuel against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Fusion Fuel or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favour or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

Fusion Fuel is permitted under its M&A and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Fusion Fuel has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, Fusion Fuel’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require Fusion Fuel and Fusion Fuel Portugal to jointly and severally indemnify Fusion Fuel’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Fusion Fuel’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Fusion Fuel’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fusion Fuel pursuant to the foregoing provisions, Fusion Fuel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

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EXPERTS

The consolidated financial statements of Fusion Fuel Green plc as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with (a) the offer and sale by us pursuant to the registration statement of which this prospectus is a part of (i) 6,640,636 Class A Ordinary Shares issuable upon the exercise of Warrants, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4 and (ii) up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants, and (b) the offer and sale of our securities by the Selling Securityholders pursuant to the registration statement of which this prospectus is a part. With the exception of the SEC registration fee, all amounts are estimates.

US$
SEC registration fee	17,372
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing expenses	1,000
Total	83,372

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. We are an Irish company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Ireland would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC as further described below. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 2, 2022;

●	our reports on Form 6-K filed with the SEC on June 6, 2022, May 26, 2022, March 3, 2022 and January 3, 2022; and

●	the description of our securities contained in our Shell Company Report on Form 20-F filed with the SEC on December 17, 2020.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Fusion Fuel Green plc, Attn: Mr. Frederico Figueira de Chaves, Chief Financial Officer, The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s Dublin 2, D02 YX28, Ireland. Such documents may also be accessed free of charge on our website at www.fusion-fuel.eu.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Pursuant to the Fusion Fuels’ M&A, subject to the provisions of and so far as may be permitted by the Companies Act, every person who is or was a director, officer or employee of Fusion Fuel, and each person who is or was serving at the request of Fusion Fuel as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Fusion Fuel against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Fusion Fuel or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favour or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

Fusion Fuel is permitted under its M&A and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Fusion Fuel has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, Fusion Fuel’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require Fusion Fuel and Fusion Fuel Portugal to jointly and severally indemnify Fusion Fuel’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Fusion Fuel’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Fusion Fuel’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fusion Fuel pursuant to the foregoing provisions, Fusion Fuel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are listed in the Exhibit Index below.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estoril, Portugal, on the 5th day of August, 2022.

FUSION FUEL GREEN plc

By:	/s/ Frederico Figueira de Chaves
Frederico Figueira de Chaves
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederico Figueira de Chaves as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Frederico Figueira de Chaves	Chief Financial Officer and Director	August 5, 2022
	Frederico Figueira de Chaves	(Principal Executive, Financial, and Accounting Officer)

By:	/s/ João Teixeira Wahnon	Director	August 5, 2022
João Teixeira Wahnon

By:	/s/ Jeffrey E. Schwarz	Director	August 5, 2022
Jeffrey E. Schwarz

By:	/s/ Jaime Silva	Director	August 5, 2022
Jaime Silva

By:	/s/ Rune Magnus Lundetrae	Director	August 5, 2022
Rune Magnus Lundetrae

By:	/s/ Alla Jezmir	Director	August 5, 2022
Alla Jezmir

By:	/s/ Theresa Jester	Director	August 5, 2022
Theresa Jester

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AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto in New York, NY, on the 5th day of August, 2022.

By:	/s/ Jeffrey E. Schwarz
Name:	Jeffrey E. Schwarz
Title:	Authorized representative

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EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date
2.1†	Amended and Restated Business Combination Agreement.	By Reference	F-4/A	November 5, 2020
3.1	Memorandum and Articles of Association of Fusion Fuel Green plc.	By Reference	20-FR12B	December 17, 2020
4.1	Specimen Class A Ordinary Share Certificate of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
4.2	Specimen Warrant Certificate of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
4.3.1	Novation Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, and Continental Stock Transfer & Trust Company.	By Reference	20-FR12B	December 17, 2020
4.3.2	Amended and Restated Warrant Agreement between Fusion Fuel Green plc and Continental Stock Transfer & Trust Company.	By Reference	20-FR12B	December 17, 2020
5.1	Opinion of Graubard Miller	Previously Filed	F-1/A	January 27, 2021
5.2	Opinion of Arthur Cox LLP	Previously Filed	F-1/A	January 27, 2021
10.1	Form of Indemnification Agreement with Fusion Fuel Green plc’s directors and executive officers.	By Reference	F-4/A	November 5, 2020
10.2	Form of Managing Agreement between Fusion Welcome – Fuel, S.A. and its executive officers.	By Reference	F-4	August 12, 2020
10.3	Amended and Restated Stock Escrow Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, certain former shareholders of HL Acquisitions Corp., and Continental Stock Transfer & Trust Company, dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.4	Amended and Restated Registration Rights Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, certain former shareholders of HL Acquisitions Corp., EarlyBirdCapital, Inc., and certain former shareholders of Fusion Welcome – Fuel, S.A., dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.5	Indemnification Escrow Agreement between Fusion Fuel Green plc, Fusion Welcome – Fuel, S.A., Fusion Welcome, S.A., HL Acquisitions Corp., Jeffrey Schwarz, and Continental Stock Transfer & Trust Company, dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.6±	English Translation of Contract of Disposal of Intellectual Property between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated September 13, 2018.	By Reference	F-4/A	September 21, 2020
10.7	English Translation of Amendment to Contract of Disposal of Intellectual Property, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated May 22, 2020.	By Reference	F-4/A	October 9, 2020
10.8±	English Translation of Production Capacity Reservation, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated June 1, 2020.	By Reference	F-4/A	September 21, 2020
10.9	Sub-Lease Agreement, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated September 25, 2020.	By Reference	F-4/A	October 9, 2020
10.10	Special Eligibility Agreement for Securities, dated as of December 10, 2020, among the Depository Trust Company, Cede & Co., National Securities Clearing Corporation, Fusion Fuel Green plc, and Continental Stock Transfer & Trust Company.	By Reference	F-4/A	November 5, 2020
10.11	Form of Subscription Agreement of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
10.12±	Form of Non-Executive Director Appointment Letter.	By Reference	F-4/A	October 29, 2020
21.1	List of Subsidiaries.	By Reference	20-FR12B	December 17, 2020
23.1	Consent of KPMG	Herewith	--	--
23.2	Consent of Graubard Miller (included in Exhibit 5.1)	Previously Filed	F-1/A	January 27, 2021
23.3	Consent of Arthur Cox LLP (included in Exhibit 5.2)	Previously Filed	F-1/A	January 27, 2021

†	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.
±	Certain confidential information contained in this agreement has been omitted because it is not material and would be competitively harmful if publicly disclosed.

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